Exhibit 21.1

Subsidiaries of the Registrant

Name of Entity	Place of Incorporation
Domtar Paper Company, LLC	Delaware
Domtar Delaware Holdings Inc.	Delaware
Domtar Delaware Holdings, LLC	Delaware
Domtar Delaware Investments Inc.	Delaware
Domtar Pacific Papers Inc.	British Columbia
Domtar Pacific Papers ULC	Nova Scotia
Domtar (Canada) Paper Inc.	British Columbia
Domtar Pulp and Paper Products Inc.	Canada
4388216 Canada Inc.	Canada
Domtar Inc.	Canada
B.I.G. Logging Inc.	Québec
Brompton Lands Limited	Canada
Domtar America Corp.	Delaware
Domtar U.S.A. Corp.	Delaware
Domtar Maine Corp.	Delaware
St. Croix Water Power Company	Maine
Domtar Enterprises Inc.	Delaware
Domtar A.W. Corp.	Delaware
Domtar Wisconsin Dam Corp.	Wisconsin
Domtar Industries Inc.	Delaware
Conbord Inc.	Delaware
Domtar Funding Limited Liability Company	Delaware
E.B. Eddy Paper, Inc.	Delaware
Ris Paper Company, Inc.	New York
Domtar Expetech Inc.	Canada
Elk Lake Planing Mill Limited	Ontario
Isidore Roy Limited	Ontario
Maine Timber Holdings Limited	Canada
Northshore Forest Inc.	Ontario
Port Huron Fiber Corporation	Michigan
Société immobilière Domtar Ltée / Domtar Realties Ltd.	Québec
Techni-Therm Inc.	Ontario
The Saint Croix Water Power Company	New Brunswick
The Sprague’s Falls Manufacturing Company Limited	Canada
3739139 Canada Inc.	Canada
3804011 Canada Inc.	Canada
Domtar Financial Management, LLC	Delaware
3082240 Nova Scotia Company	Nova Scotia
3876420 Canada Inc.	Canada
4177495 Canada Inc.	Canada
804736 Ontario Limited	Ontario
Anthony-Domtar Inc.	Canada

Name of Entity	Place of Incorporation
Chaudière Water Power Inc.	Canada
Clergue Forest Management Inc.	Ontario
Copur Co-Operative Inc.	Ontario
Forest Insurance Limited	Bermuda
Gogama Forest Products Inc.	Canada
Olav Haasvaldsrud Timber Company Ltd.	Ontario
Pineland Timber Company, Limited	Ontario
Produits forestiers Nabakatuk Inc./Nabakatuk Forest Products Inc.	Canada
Shiningtree Forest Inc.	Ontario
Timiskaming Forest Alliance Inc.	Ontario
3147017 Nova Scotia Company	Nova Scotia
Domtar Financial Holding, LLC	Delaware
Zither International Capital Management Hungary LLC	Hungary
Domtar International Limited	Jamaica

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